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                                                                   EXHIBIT 10.45


                          Dated ________________ 1996



                             (1) DIBB LUPTON ALSOP

                        (2) PRODAC PROZESSDATENTECHNIK

                      (3) UK CONSUMER ELECTRONICS LIMITED



                             SOURCE CODE AGREEMENT



                              Jay Benning & Peltz
                          One Great Cumberland Place
                                London W1H 7AL
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                SOURCE CODE DEPOSIT AGREEMENT - SINGLE LICENSEE
                -----------------------------------------------


INDEX TO CLAUSES

1.    Definitions

2.    Deposit of source code

3.    Custody of source code

4.    Release of source code

5.    Property and confidential information in the source code

6.    Licensee's covenants

7.    Company's covenants

8.    Licensor's Warranty

9.    Liability of the Company

10.   Termination

11.   Waiver

12.   Notices

13.   Entire Agreement

14.   Headings

15.   Disputes

16.   VAT

17.   Assignment

18.   Law


Schedule  Confidentiality Undertaking

                                      -1-
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Date:        1996

Parties:
1.  'The Company':     DIBB LUPTON ALSOP of 125 London Wall EC2Y 5AE
2.  'The Licensor':    PRODAC PROZESSDATENTECHNIK GmbH whose registered office
                       is at Max-Planck-Strasse 38 50858 Koln Marsdorf Germany
3.  'The Licensee':    UK CONSUMER ELECTRONICS LIMITED (registered number
                       532857) whose registered office is at Granada House
                       Ampthill Road, Bedford MK42 9QQ

Recitals:

(A) The Licensor has licensed the Licensee to use in object code form only certain computer software programs and has agreed to provide technical support in respect of the same upon the terms and conditions of a software licence and technical support agreement of even date herewith

(B) The Licensor has agreed to deposit the source code version of the computer software programs referred to in (A) above with the Company and has authorised the Company to release the same to the Licensee in the circumstances and subject to the terms and conditions of this Agreement

                                      -2-
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Operative provisions:

1    DEFINITIONS

     1.1  In this Agreement unless the context otherwise requires:

          "THE COMPANY" means Dibb Lupton & Alsop or their successors in practice

          "LICENSED PROGRAMS" means the software programs identified in the Software License and Technical Support Agreement

          "SOURCE CODE" means the source code version of the Licensed Programs in eye readable form including any modification enhancement revision or update thereto that may be made from time to time by the Licensor

          "SOFTWARE LICENCE AND TECHNICAL SUPPORT AGREEMENT" means the software licence and technical support agreement between the Licensor and Licensee of even date herewith

2    DEPOSIT OF SOURCE CODE

     2.1 Within 28 days of the date of execution of this Agreement the Licensor will deposit with the Company at its above address or such other address as it shall from time to time in writing indicate to the Licensor one copy of the Source Code. It shall be marked for the attention of Dr N Dunmore.

     2.2 Within 28 days of the date of any modification enhancement revision or update to the Licensed Programs the Licensor will deposit with the Company a revised copy of the whole (or the relevant part) of the Source Code incorporating such modification enhancement revision or update (as the case may be).

     2.3 The Company shall bear no obligation or responsibility to any person or entity whatsoever to determine the existence, relevance, completeness, accuracy or other aspect of the Licensed Program and Source Code. The Company shall have no responsibility to determine that whatever is deposited or accepted by it for deposit is or is not modifications, enhancements, revisions or updates.

     2.4 The Licensee shall be entitled to require a third party with appropriate skill and experience (the "Expert") to carry out such test as would reasonably establish that the Licensed Programs and the Source Code are true and accurate versions. Any

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          reasonable changes and expenses incurred by the Expert shall be paid by the Licensee, provided that if the Licensed Program and Source Code are substantially defective in content, any such reasonable charges will be paid by the Licensor.

3    CUSTODY OF SOURCE CODE

Forthwith upon receipt of the Source Code the Company as custodian shall send written confirmation of receipt to the Licensor and Licensee.

4    RELEASE OF SOURCE CODE

     4.1 A 'Relevant Event' shall have occurred for the purpose of this Agreement if:

          4.1.1 A resolution is passed or an order is made for the winding up of the Licensor (otherwise than for the purpose of an amalgamation or reconstruction) or any analogous event in any applicable jurisdiction;

          4.1.2 the Licensor shall be in breach of its obligation to deposit revised copies of the Source Code pursuant to clause 2.2 above and the Licensor has failed to deposit such revised copies within 28 days of receiving such notice from the Licensee requiring it to do so;

          4.1.3 the Licensor shall be in material and persistent breach of its obligations to provide technical support pursuant to the terms of the Software License and Technical Support Agreement and has failed to remedy such breach within 30 days after receiving written notice requiring the remedying of such breach;

          4.1.4 the Licensor assigns the copyright in the Licensed Programs and the assignee fails within 60 days of such assignment or within 30 days of a request made by the Licensee to be made within 30 days after the Licensee has actual knowledge of such assignment to offer the Licensee substantially similar protection to that provided by this Agreement.

     4.2 In order to obtain the release of the Source Code the Licensee shall forthwith upon becoming aware of a Relevant Event prepare and submit to the Company a statutory declaration which shall:

          4.2.1  be sworn by a duly authorised officer of the Licensee;

          4.2.2  set out the facts and circumstances of the Relevant Event; and

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          4.2.3  have attached thereto all relevant supporting documentation in the Licensee's possession.

     4.3 In the case of a Relevant Event the Company shall submit a copy of the Licensee's Statutory Declaration to the Licensor forthwith upon receiving the same. If the Licensor does not either:

          4.3.1  remedy the breach giving rise to the Relevant Event; or

          4.3.2 by written notice (setting out all relevant facts and circumstances and having attached thereto all relevant documentation in the Licensor's possession) deny its occurrence within 30 days or receipt of the Licensee's copy statutory declaration then the Company is hereby authorised upon the expiry of said 30 days (and subject to the said statutory declaration complying with the provisions of clause 4.2 above and on receipt of a signed confidentiality undertaking in the form set out in the Schedule) to release the Source Code to the Licensee.

     4.4 If the Licensor denies the occurrence of a Relevant Event by written notice pursuant to clause 4.3.2 above:

          4.4.1  the Company shall not release the Source Code;

          4.4.2 the Company shall forthwith submit a copy of the Licensor's written notice to the Licensee;

          4.4.3 each of the Licensor and the Licensee hereby agrees to use its best endeavours to reach agreement upon whether or not a Relevant Event within the terms of clause 4.1 above has taken place with 28 days of the date of receipt by the Licensee of the Licensor's notice referred to in clause 4.4.2 above in default of which the matter shall be settled in accordance with the disputes procedure set out in clause 15 below; and

          4.4.4 if it is agreed by the parties pursuant to clause 4.4.3 above or decided pursuant to the disputes procedure in clause 15 below that a Relevant Event has occurred within the terms of clause 4.1.3 above then the Licensor shall have 30 days from the date of said agreement or decision (as the case may be) to

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                 remedy the breach giving rise to the Relevant Event failing which the Company is hereby authorised to release the Source Code to the Licensee upon receipt by the Company of a statutory declaration (in the form specified in clause 4.2 above) from the Licensee that the said breach remains unremedied.

5    PROPERTY AND CONFIDENTIAL INFORMATION IN THE SOURCE CODE

Notwithstanding the deposit and release of the Source Code in accordance with the terms of this Agreement all confidential information and intellectual property rights therein shall remain vested in the Licensor.

6    LICENSEE'S COVENANTS

     6.1  Upon receipt of the Source Code the Licensee shall:

          6.1.1 use the Source Code solely for the purposes of maintaining and/or enhancing the Licensed Programs;

          6.1.2 keep confidential the Source Code and limit access to the Source Code to those of its employees agents contractor or sub-contractors who either have a need to know or who are directly engaged in the maintenance and/or enhancement of the Licensed Programs;

          6.1.3 not assign transfer sell lease rent charge or otherwise deal in or encumber the Source Code nor use the same on behalf of or for the benefit of any other party;

          6.1.4 not alter or remove any proprietary notices affixed to or contained in the Source Code and will ensure the inclusion of such proprietary notices on any back-up copies of the Source Code held by or under the control of the Licensee; and

          6.1.5 without prejudice to the generality of the foregoing shall take all such other steps as shall from time to time be necessary to protect the confidential information and intellectual property rights of the Licensor in the Source Code and to ensure the compliance with the provisions of this clause 6 by its employees agents contractors and sub-contractors.

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     6.2  Upon the proper termination of the Software Licence and Technical
          Support Agreement the Licensee shall at the option of the Licensor (or any person to whom the title to the software programs the subject of the Software Licence and Technical Support Agreement has been assigned or transferred) either return all copies of the Source Code in its care or under its control or certify in writing that the same have been destroyed.

     6.3 The Licensee shall pay any charges of the Company or any other depositee.

7    COMPANY'S COVENANTS

     7.1  The Company hereby covenants and undertakes to the Licensor:

          7.1.1 not to assign transfer sell lease rent charge or otherwise deal in or encumber the Source Code; and

          7.1.2 not to use the Source Code for its own purposes or on behalf of any other party not to disclose test or release the same except in accordance with the provisions of this Agreement.

8    LICENSOR'S WARRANTY

     8.1  The Licensor represents and warrants to the Licensee that:

          8.1.1 subject to the time limit for depositing revisions to the Source Code set out in Clause 2.2 above the Source Code deposited with the Company shall at all times be a complete accurate and up-to-date copy of the source code version of the current release of the Licensed Programs; and

          8.1.2 the Source Code shall contain all information in human readable form necessary to enable a reasonably skilled programmer or analyst to maintain and/or enhance the Licensed Programs without the help of any other person or reference to any other material and that without prejudice to the generality of the foregoing the Source Code shall contain all listings of code programmers' comments.

9    LIABILITY OF THE COMPANY

     9.1 The Company shall not be liable for any loss caused to the Licensee or the Licensor arising from the loss of or damage to the Licensed programs and Source Code except

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          to the extent that such loss or damage is caused by the negligence of the Company, its employees, agents or sub-contractors in carrying out its sole responsibilities hereunder, namely provision of safe custody and confidentiality in respect of the Source Code and in such event the Company's total liability in respect of all claims arising under or by virtue of this Agreement shall not (except in the case of claims for personal injury or death) exceed the sum of (Pounds)25,000. The Company shall in no circumstances be liable to either the Licensee or the Licensor for indirect or consequential loss of any nature whatsoever whether for loss or profit, loss of business, loss of anticipated savings, or otherwise.

     9.2  Subject to ensuring compliance with the provisions of clauses 4.2.1,
          4.2.2 and 4.2.3 above the Company shall not be under any obligation to examine enquire into or check the accuracy completeness or authenticity of any statutory declaration submitted by the Licensee pursuant to either clause 4.2 or 4.5 above.

10   TERMINATION

     10.1 This Agreement may be terminated:

          10.1.1 by the Company upon giving not less than 56 days notice to each of the Licensor and Licensee;

          10.1.2 by the Licensor forthwith if the Software Licence and Technical Support Agreement is properly terminated for breach by the Licensee;

          10.1.3 jointly (but not otherwise) by the Licensor and License upon giving not less than 56 days notice to the Company.

     10.2 Forthwith upon receipt of notice of termination pursuant to clause
          10.1.1 above the Licensor and Licensee agree to use their respective best endeavours to appoint a mutually acceptable replacement depositee of the Source Code on terms and conditions as near as possible identical to those set out in this Agreement.

     10.3 In the event of the termination of this Agreement pursuant to this clause 10 the Company shall return the Source Code to the Licensor at its registered office or such other address as it shall in writing notify to the Company.

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     10.4 Without prejudice to the provisions of clause 6 and 10.1 above and the
          Confidentiality Undertaking this Agreement shall terminate upon the release of the Source Code to the Licensee pursuant to clause 4 above.

11   WAIVER

The waiver by either party of a breach or default of any of the provisions of this Agreement by the other party shall not be construed as a waiver of any succeeding breach of the same or other provisions nor shall any delay or omission on the part of either party to exercise or avail itself of any right power or privilege that it has or may have hereunder operate as a waiver of any breach or default by the other party.

12   NOTICES

Any notice request instruction or other document to be given hereunder shall be delivered or sent by first class post or by telex or facsimile transmission (such telex or facsimile transmission notice to be confirmed by letter posted within 12 hours) to the address or to the facsimile number of the other party set out in this Agreement (or such other address or numbers as may have been notified) and any such notice or other document shall be deemed to have been served (if delivered) at the time of delivery (if sent by post) upon the expiration of 6 days after posting and (if sent by telex or facsimile transmission) upon the expiration of 12 hours after dispatch.

     Notices to the Company:
     ----------------------
     Address:  125 London Wall  London BC2Y 5AE
     Facsimile Number - 0171 600 1650
     Addressed for the personal attention of Dr N Dunmore

     Notices to the Licensor:
     -----------------------
     Address: Max-Planck-Strasse 38D -- 50858 Koln Marsdorf Germany Facsimile Number: 004922 3421 5111
     Addressed for the personal attention of Reiner Kasbach and Heinrich Wirt

     Notices to the Licensee
     -----------------------
     Address: Granada House Ampthill Road Bedford MK42 9QQ England Facsimile Number: 01234 220 600
     Addressed for the personal attention of the Company Secretary

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13   ENTIRE AGREEMENT

This Agreement supersedes all prior arrangements undertakings and agreements (whether oral or written) between the parties hereto in respect of the subject matter here.

14   HEADINGS

Headings to clauses in this Agreement are for the purpose of information and identification only and shall not be construed as forming part of this Agreement.

15   DISPUTES

     15.1 All disputes or differences which shall at any time hereafter arise between the parties hereto in respect of the construction or effect of this Agreement or the rights duties and liabilities of the parties hereunder or any matter or event connected with or arising out of this agreement (a "Dispute") shall be referred to such independent third party (the "Third Party") as the parties shall jointly nominate.

     15.2 If the parties hereto shall fail to nominate a Third Party within 21 days of the date of occurrence of the Dispute then the Third Party shall be nominated at the request of any of the parties hereto by the President for the time being of the Law Society.

     15.3 The Third Party (whether appointed under clause 15.1 or 15.2 above) shall act as an expert and not as an arbitrator whose decision (including as to costs) shall except in the case of manifest error be final and binding upon the parties hereto. The fees for the appointment of the Third Party will be borne equally by both the Licensor and the Licensee.

16   VAT

Save insofar as otherwise expressly provided all amounts stated in this Agreement are expressed exclusive of value added tax and any value added tax arising in respect of any supply made hereunder shall on the issue of a valid tax invoice in respect of the same be paid to the party making such supply by the party to whom it is made in addition to any other consideration payable therefor.

17   ASSIGNMENT

This Agreement is personal to the Licensee and may not be assigned.

18   LAW

     18.1 This Agreement shall be governed by and construed in accordance with English Law.

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     18.2 Each party irrevocably agrees for the benefit of the Licensee that the courts of England shall have exclusive jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes which may arise out of or in connection with this Agreement (respectively "Proceedings" and "Disputes") and for such purposes irrevocably submits to the jurisdiction of the courts of England.

     18.3 Each party irrevocably waives any objection which it might at any time have to the courts of England being nominated as the forum to hear and determine any Proceedings and to settle any Disputes and agrees not to claim that the courts of England are not a convenient or appropriate forum.

     18.4 Each party agrees that the process by which any Proceedings are begun in England or elsewhere may be served on the Licensor by being delivered in accordance with Clause 12. Nothing contained in this Clause 18.4 shall affect the right to serve process in any other manner permitted by law.

     18.5 The submission to the jurisdiction of the courts of England shall not (and shall not be construed so as to) limit the right of the Licensee to take Proceedings against the Licensor in any other court of competent jurisdiction, nor shall the taking of Proceedings by the Licensee in any one or more jurisdictions preclude the Licensee taking Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

EXECUTED by the parties the day and year first before written.

                                  THE SCHEDULE
                                  ------------
                          CONFIDENTIALITY UNDERTAKING
                          ---------------------------

This undertaking is given on release of the Source Code pursuant to Source Code
Deposit Agreement dated the            day of             and made between (1)
Dibb Lupton Broomhead ("the Company") (2) Prodac Prozessdatentechnik GmbH ("the Licensor") and (3) UK Consumer Electronics Limited ("the Licensee").

1    Definitions contained in the Source Code Deposit Agreement will apply to this undertaking.

2 In consideration of the Company delivering to the Licensee a copy of the Source Code the Licensee hereby undertakes with the Company and with the
     Licensor:

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     2.1  to use the Source Code solely for the purposes of maintaining, and/or enhancing the Licensed Programs;

     2.2 not to use the Source Code for any other purpose nor disclose it to any person save to such of its employees, agents, contractors or subcontractors who need access to the same in order to maintain, and/or enhance the Licensed Programs on behalf of the Licensee;

     2.3 to hold all media containing the Source Code in a safe place when not in use;

     2.4 forthwith to destroy the Source Code should the Licensee cease to be entitled to use the Licensed Programs;

     2.5 not to alter or remove any proprietary notices affixed to or contained in the Source Code and to ensure the inclusion of such proprietary notices on any back-up copies of the Source Code held by or under the control of the Licensee;

     2.6 not to assign, transfer, sell, lease, rent, charge, or otherwise deal in or encumber the Source Code nor use the same on behalf of or for the benefit of any other party and;

     2.7 to ensure the compliance with the provisions of this clause by its employees agents contractors and sub-contractors.

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SIGNED on behalf of                     )
DIBB LUPTON ALSOP by:                   )  /s/ Authorized Signature



SIGNED on behalf of                     )
UK CONSUMER ELECTRONICS by:             )  /s/ Authorized Signature
by                                      )
Duly Authorised



SIGNED on behalf of                     )
PRODAC PROZESSDATENTECHNIK GmbH by:     )  /s/ Authorized Signature


                          Director (duly authorised)

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